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                                                                    Exhibit 99.1

                                  CERTIFICATION

         Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of MicroIslet, Inc. (the "Company"), that, to his knowledge, the Quarterly Report of the Company on Form 10-QSB/A (Amendment No.
1) for the period ended March 31, 2002, fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company as of the date of the financial statements contained therein.

September 13, 2002     /s/ John F. Steel IV
                    -------------------------------------------
                    John F. Steel IV
                    Chairman and Chief Executive Officer
                    (Principal executive officer)

September 13, 2002     /s/ William G. Kachioff
                    -------------------------------------------
                    William G. Kachioff
                    Vice President, Finance and Chief Financial Officer (Principal financial officer)